Exhibit 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

INTRAWARE, INC.

No. AW02-1A

This is to Certify That, FOR VALUE RECEIVED, ___________________, or assigns (the “Holder”), is entitled to purchase, subject to the provisions of this warrant ___________________ fully paid, validly issued and nonassessable shares of common stock of the Company (the “Common Stock”) at a per share price equal to the Exercise Price, subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share may be adjusted from time to time as hereinafter set forth. This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the “Warrants”) to purchase up to 62,040 shares of Common Stock, is being issued pursuant to a placement agency agreement between the Company and Commonwealth Associates, L. P. in connection with a private placement of the Company’s securities (the “Private Placement”).

(a)           DEFINITIONS.  As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(1)           “Common Stock” shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 250,000,000 authorized shares of Common Stock.
(2)           “Exercise Date” shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the certificate representing such Warrant (the “Warrant Certificate”), with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) if payment is to be made in cash, cash or an official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.
(3)           “Exercise Price” shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $1.19, subject to adjustment from time to time pursuant to the provisions of Section (f) hereof and subject further to the Company’s right to reduce the Exercise Price upon notice to all Registered Holders.

(4)           “Initial Warrant Exercise Date” shall mean shall mean May 24, 2002.
(5)           “Registered Holder” shall mean the person in whose name any Warrants shall be registered on the books maintained by the Company pursuant to Section (d).
(6)           “Warrant Expiration Date” shall mean 5:00 P.M.  (New York time) on May 24, 2007; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M.  (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.  Upon notice to all Registered Holders the Company shall have the right to extend the Warrant Expiration Date.
(7)           “Warrant Shares” shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

(b)           EXERCISE OF WARRANTS

(1)           Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date.  As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder).
(2)           The Registered Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (b)(2), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by an irrevocable notice stating such Registered Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the “Notice of Exchange”).  The Registered Holder may send a Notice of Exchange to the Company prior to the Initial Warrant Exercise Date. The Warrant Exchange shall take place on the date the Notice of Exchange is received by the Company (the “Exchange Date”).  Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder as soon as is reasonably practicable following the Exchange Date.  In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the Total Number and the existing Exercise Price by (y) the current market value of a share of Common Stock as set forth below:

(A)          If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market (“Nasdaq”), the current market value shall be the highest closing price of the Common Stock on such exchange or market for the five trading days preceding the date of the Notice of Exchange;
(B)           If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the five business days preceding the date of the Notice of Exchange; or
(C)           If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(c)           RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

(1)           The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).
(2)           The Company will use reasonable efforts to obtain appropriate approvals or registrations under state “blue sky” securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.  With respect to any such securities laws, however, Warrants may not be exercised by, nor Common Shares issued to, any Registered Holder in any state or province in which such exercise would be unlawful.
(3)           The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the Common Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

(d)           EXCHANGE, TRANSFER OR ASSIGNMENT.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder.   Upon surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly b¶e canceled.  This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.  The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged.

(e)           LOSS OR MUTILATION.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(f)            ANTI-DILUTION PROVISIONS.  The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time in accordance with the terms set forth in Section 8 of the Warrant Agreement dated May 24, 2002 between the Company and Commonwealth Associates, L.P. entered into in connection with the Private Placement, which Section 8 is incorporated herein by reference in its entirety.

(g)           FRACTIONAL WARRANTS AND FRACTIONAL SHARES.  If the number of Common Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section (f) hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares.  With respect to any fraction of a share called for upon any exercise hereof, such fraction shall be rounded down to the nearest whole share.

(h)           WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.  No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Shares that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, arrangement or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued Common Shares in accordance with the provisions hereof.

(i)            AGREEMENT OF WARRANT HOLDERS.  Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of a Warrant that:

(1)           The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the

Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and
(2)           The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided for herein.

(j)            MODIFICATION OF AGREEMENT.  The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the holders of at least a majority of the outstanding Warrants and such amendment, modification or waiver shall be binding upon the holder of this Warrant (and any assignee thereof) regardless of whether the holder consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and a Registered Holder from consenting to modifications to this Agreement which affect or are applicable to such Registered Holder only.

(k)           NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows:  if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, if to the Company, at 25 Orinda Way, Orinda, California 94563, Attention: John Moss; and if to the Holder, c/o Commonwealth Associates, L.P. at 830 Third Avenue, New York, New York 10022, Attention: Carl Kleidman.

(l)            GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(m)          BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the Company  (and its respective successors and assigns) and the holders from time to time of the Warrants.  Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

(n)           TERMINATION.  This Agreement shall terminate on the earlier to occur of (i)  the close of business on the second day following the Warrant Expiration Date; or (ii) the date upon which all Warrants represented hereby have been exercised.

(o)           COUNTERPARTS.  This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

(p)           REGISTRATION RIGHTS. The holders of the Warrants and the Warrant Shares or their transferees shall have the registration rights set forth in the Registration Rights Agreement dated May 24, 2002 among the Company, Commonwealth Associates, L.P. and each of the investors in the Private Placement, which agreement is incorporated herein by reference in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the 24th day of May, 2002.

INTRAWARE, INC.

By:
Name:
Title:

EXERCISE FORM

Dated ____________________

(1)  The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing             shares of Common Stock of Intraware, Inc. (or such number of shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)  The undersigned elects to exercise the within Warrant on a cashless basis pursuant to the provisions of Section (b)(2) of the Warrant by checking below:

______ check if cashless exercise; or

(3)  The undersigned encloses herewith a bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(4)  The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Subscriber

Print Name

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                     hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)

Address

the right to purchase shares of Common Stock represented by this Warrant to the extent of         shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date

Signature